As filed with the Securities and Exchange Commission on January 24, 2023
Registration No. 333-267398

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Seacoast Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6035	92-0334805
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

633 Central Avenue
Dover, New Hampshire 03820
(603) 742-4680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James R. Brannen
President and Chief Executive Officer
First Seacoast Bancorp, Inc.
633 Central Avenue
Dover, New Hampshire 03820
(603) 742-4680
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Victor L. Cangelosi, Esq. Thomas P. Hutton, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded January 19, 2023.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 1,792,056 shares of the 6,869,548 shares of common stock, $0.01 par value per share, of First Seacoast Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on November 14, 2022.  Of the remaining 5,077,492 shares of common stock, (i) 2,805,000 shares of common stock have been offered and sold in accordance with the Prospectus dated November 14, 2022, as filed pursuant to Securities Act Rule 424(b) on November 21, 2022, as supplemented by the Prospectus Supplement dated December 21, 2022, as filed pursuant to Securities Act Rule 424(b) on December 21, 2022 (collectively, the “Prospectus”), and (ii) 2,272,492 shares of common stock have been offered and sold in an exchange offering in accordance with the Prospectus/Proxy Statement dated November 14, 2022, as filed pursuant to Securities Act Rule 424(b) on November 21, 2022 (the “Prospectus/Proxy Statement”).  No further shares of common stock will be offered and sold pursuant to the Prospectus or issued and exchanged pursuant to the Prospectus/Proxy Statement by the Registrant.  The Registrant, therefore, requests deregistration of the 1,792,056 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of New Hampshire, on January 24, 2023.

FIRST SEACOAST BANCORP, INC.

By:	/s/ James R. Brannen
James R. Brannen President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Brannen James R. Brannen	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2023

/s/ Richard M. Donovan * Richard M. Donovan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2023

/s/ Janet Sylvester * Janet Sylvester	Chairperson of the Board	January 24, 2023

/s/ James Jalbert * James Jalbert	Vice Chairman of the Board	January 24, 2023

/s/ Michael J. Bolduc * Michael J. Bolduc	Director	January 24, 2023

/s/ Mark P. Boulanger * Mark P. Boulanger	Director	January 24, 2023

/s/ Thomas J. Jean * Thomas J. Jean	Director	January 24, 2023

/s/ Erica A. Johnson * Erica A. Johnson	Director	January 24, 2023

/s/ Dana C. Lynch * Dana C. Lynch	Director	January 24, 2023

/s/ Paula J. Williamson-Reid * Paula J. Williamson-Reid	Director	January 24, 2023

*	Pursuant to Power of Attorney dated September 13, 2022, appearing on the signature page of the Registration Statement on Form S-1 initially filed on September 13, 2022.